                                                                   EXHIBIT 10.25

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999




MANNESMANN DEMATIC RAPISTAN CORP. ("RAPISTAN SYSTEMS") WITH OFFICES LOCATED
AT:  8600 W. Royal Lane, Suite 100 A
     Irving, TX 75063

SUBMITS THIS PROPOSAL TO:                         EQUIPMENT TO BE INSTALLED AT:
      HOME INTERIORS & GIFTS,                       HOME INTERIORS & GIFTS, INC.
      4550 Spring Valley Road                       Carrollton, TX
      Dallas, TX  75244

This PROPOSAL consists of the following documents:

1. Sales Agreement No. 56-5738 Rev. B, including General Terms and Conditions (Exhibit A)

2. This Proposal, Tabs 1 through 9 and Pages 1 through 59. Rapistan Systems drawings: P565738Q010G, Rev. 4, P565738 L010, Rev. 4 L011, Rev 4, L012,
     Rev. 4, L013, Rev. 4, dated 11/3/99

4.   Other documents: None

In the event of conflict between any documents, the document first listed above shall govern all documents listed below it.

All of the information in the Proposal is confidential and has been prepared for Home Interiors' use solely in considering the purchase of the equipment described. Transmission of all or any part of this information to others or Home Interiors' use for any other purpose is unauthorized without Rapistan Systems' prior written consent. All Rapistan Systems specifications and drawings will remain the property of Rapistan Systems and are subject to recall at any time.

Copyright, Mannesmann Dematic Rapistan Corp., 1999. The contents of this Proposal may not be reproduced without the express written permission of Rapistan Systems.

THIS PROPOSAL SUBMITTED BY:
/s/ BRAD BIJONOWSKI                SALES ENGINEER           972-929-7700
--------------------------         ------------------       -------------------
BRAD BIJONOWSKI                    TITLE                    PHONE

/s/ ROYAL SMITH                    GENERAL MANAGER          972-929-7700
--------------------------         ------------------       -------------------
ROYAL SMITH                        TITLE                    PHONE

This Proposal will remain valid through December 23, 1999. In the event this Proposal is not accepted prior to this date, then the price, schedule, and other portions of this Proposal could be subject to change.


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999
PROPOSAL CONTENT


This Proposal covers a Turnkey Material Handling System encompassing conveyor equipment, controls, field wiring, installation, commissioning and training for Home Interiors new Carrollton Distribution Center.

SCOPE OF WORK:

The following elements are included in this proposal:
     o    Carton conveying system
     o    Sortation support structure
     o    Primary and back-up air compressor and piping
     o    Safety netting under specific conveyor sections
     o    Scanning systems for zone routing and sorting
     o    Gravity Best-Flex expandable conveyors for truck loading
     o    Coordination with EXE and selected rack vendor
     o    RapidVIEW - graphical systems monitor

The following items have not been included in this proposal and will be the responsibility of Home Interiors & Gifts.
     o    Overall building construction
     o    Seismic approvals or building permits
     o    Lighting systems
     o    Sprinkler systems
     o    Fork trucks
     o    Dunnage machines
     o    Carton sealers
     o    Reserve (back-stock) pallet rack
     o    Pick module rack system
     o    Pallet track in "Slapper Line" area
     o    Empty carton conveyor system
     o    Baler or trash compactor
     o    Pick to Light system (see Rapistan proposal #56-5879)
     o    Printers and labels
     o    Scanners and required computer hardware at dunnage stations

MECHANICAL DESIGN: The refinement of layout drawings submitted with this Proposal, preparation of installation drawings, including air piping diagrams; design of nonstandard equipment components and the integration of the standard and nonstandard equipment into an operational system.


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PROPOSAL CONTENT
CONTINUED


CONTROL DESIGN: The development of control scheme, selection of control components, preparation of schematic wiring diagrams and preparation of detailed descriptions of operations.

MANUFACTURE AND SUPPLY OF MECHANICAL AND ELECTRICAL EQUIPMENT: Supplied as outlined in the Lists of Equipment.

MECHANICAL INSTALLATION: Installation of all conveyors and conveyor accessories specified within the Proposal. Receiving, unloading, rigging and placement of conveyors will be performed by Rapistan Systems.

FIELD WIRING: Field wiring of all conveyors and conveyor accessories specified within this Proposal. This includes setting the control cabinets, connecting the power and control wiring from these cabinets to the conveyors and remote control devices and mounting the control devices. Home Interiors will provide wiring from the power source to the control cabinet(s).


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

MATERIALS TO BE HANDLED

The equipment will convey materials having the dimensions, weights, shapes, surfaces and other characteristics, as set forth in this section. The equipment will have the mechanical capability to convey such materials at the rates specified in this section.

The items to be conveyed will have the following physical properties:



                            Length      Width     Height    Weight
        Minimum               8"          4"        2"      2 lbs.

        Maximum              28"         20"       30"      50 lbs.

        Shipping Carton    25.5"       15.5"       20"      5-50 lbs.
        (Design Length)


Please note that the length dimension shown above will be the dimension parallel to product flow and the height dimension shown above will be the dimension perpendicular to the conveying surface when the product(s) are initially placed on the conveying equipment.

The materials to be conveyed must be in a condition to permit proper conveyance. The bottom surface of the materials to be conveyed which is in contact with the conveyor must be firm and flat, free of distortion, and of sufficient strength to support its own weight.

The equipment has been designed to handle the rates listed below. The ability to obtain these rates is predicated on Home Interiors' equipment and personnel being able to feed and unload product to meet these rates.

Items which will not convey well are those with the following characteristics:

     A.   Uneven bottoms, soft bottoms or bottoms with banding or strapping.

     B.   Open or improperly sealed containers.

     C.   Imperfections in the form of the conveyed product.

     D.   Side or bottom which has concave or convex distortion.

     E.   Protrusions on the sides or bottom.

     F.   Uneven weight distribution or shifting center of gravity.


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

MATERIALS TO BE HANDLED
CONTINUED


Rates

It is Rapistan Systems' responsibility to provide conveyor equipment that is mechanically capable of conveying the following rates through the system. It is Home Interiors' responsibility to provide personnel to operate the equipment necessary to attain the above rate.

Product Flow Rate

Product flow rates are defined as the number of items that are able to pass by a given point in a fixed unit of time.

Rates given are defined as peak (maximum) and are based on "design product length".



================ ================== ======================= =============== ===================================
                                            DESIGN               RATE
   LOCATION          DRAWING NO.        PRODUCT LENGTH         ITEM/MIN.                 COMMENTS
================ ================== ======================= =============== ===================================
       A            P565738Q010F             25.5                 15             Picking Pod Exit
---------------- ------------------ ----------------------- --------------- -----------------------------------
       B            P565738Q010F             25.5                7.5             To Packing (Dunnage Taping)
---------------- ------------------ ----------------------- --------------- -----------------------------------
       C            P565738Q010F             25.5                 30             Packing to Sort Merge
---------------- ------------------ ----------------------- --------------- -----------------------------------
       D            P565738Q010F             25.5                 25             Full Case to Sort Merge
---------------- ------------------ ----------------------- --------------- -----------------------------------
       E            P565738Q010F             25.5                 80             Sort Induction
================ ================== ======================= =============== ===================================

NOTE: All rates were developed using data gathered and evaluated by Tompkins Associates, Inc..


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

MATERIALS TO BE HANDLED
CONTINUED


Sortation - Servo-Induction

The sortation system selected requires product to be inducted with a pre-determined gap from trailing edge of product to leading edge of next product. Rate will be variable with longer product having rate less than design rate and shorter product having a rate greater than design rate.

Rate will be tested with cartons of design length and will be defined as the quantity of sortable product (as defined in the Materials to be Handled section of this Proposal) presented to the sortation machine, divided by the length of time the system can deliver a continuous supply of product from one or more conveyor lines.

For purposes of testing and acceptance, sortation rate will consider "Line Full to Recirculation" and "No-Reads to Reject" as successfully sorted.


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

DESCRIPTION OF OPERATION


The equipment will perform as described when properly operated, maintained and managed by Home Interiors. Please refer to Rapistan Systems drawing(s) referenced on Page 1 of this Proposal while reviewing the following description of operation.


Unit Control Identification

Units:         RA-1000 through RG-50030

Control Panel: CC-1, CC-2, CC-3, ISC-01, RSC-01



Start-Up Procedure (Typical)

When the main disconnect switch is turned to the "On" position, the conveyors are energized from "Start" pushbutton(s) mounted on the main control panel(s). When a "Start" pushbutton is depressed, a start-up warning horn sounds for ten
(10) seconds prior to any equipment movement to warn personnel to stand clear of the equipment. When the horn stops sounding, the equipment will be energized.

Emergency Stop Procedure (Typical)
------------------------

Manually actuated emergency stops have been provided at various points along the conveyor system to de-energize the conveyors if an emergency occurs. The emergency stop pushbutton is "Push to Stop" and "Pull to Reset". The emergency stop pullcords are "Pull to Stop" and must be reset manually at the actuated switch. When actuated, the emergency stops are maintained contact-manual reset and will remain in the actuated position until reset. When the problem has been cleared, the actuated stop must be reset and the conveyor equipment must be restarted at the control panel(s) as previously described.


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

DESCRIPTION OF OPERATION
CONTINUED

Accumulation Flow Control (Typical)

In each area where a surge accumulation conveyor may be loaded with product by another conveyor, a photo electric controller with time delay relay is included to stop the preceding conveyor(s) or activate an air operated stop when the accumulation conveyor is fully loaded and the controller is blocked for a preset time. When the accumulation conveyor is allowed to begin discharging its load, the controller will be cleared indicating that space is again available on the accumulation conveyor. When this occurs the stopped conveyor(s) will be restarted automatically or the air-operated stop will be lowered.

System Overview

The system has four major physical components: two (2) picking "pods", dunnage and taping area, full case "slapper line" and a high-speed sorter.

The pods consist of two (2), three level pick modules that are configured for two deep pallet flow rack and carton flow (pick modules are by others), to minimize picking travel for the slowest moving items. The pods also have designated slots for input of empty shipping cartons and removal of empty pallets. A powered conveyor serpentines from the lower level, through two (2) upper levels. Cartons are zone routed through two sets of diverts on each picking level, which serves to divide each level into four (4) physical zones. Cartons continue out of the module and decline to the lower level of the second module in the pod, to serpentine up through the second and third levels of the second module. The serpentine through both modules of a pod allows the pickers to more completely fill the containers as the pick and pass operation passes all of the SKU facings in the stock assortment.

If there are candles in an order, the order will start in the candle area. The picker will utilize a special candle box that is smaller than the standard shipping container (specific dimensions to be determined). This container will hold six (6) candles. If there are not six candles left to pick, a picker may choose to open a large shipping container to pack the remaining candles. Either carton, if not completely full, will be diverted into the next appropriate zone. When product will no longer fit into the current carton, it will be closed out (see Pick to Light description), and a new carton will be married to the current order.

All cartons exiting the picking pods are conveyed to dunnage and taping stations. A packing operator will manually transfer cartons onto a ball transfer table for handling. The unique bar code will be scanned and a carton contents list and shipping label will be printed (scanners, printers and labels are by others).

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

DESCRIPTION OF OPERATION
CONTINUED

The operator will apply the carton contents list to the inside, the shipping label to the top, and fill the carton with air bag packaging protection (dunnage provided by others). Cartons are then manually placed onto an accumulation conveyor feeding automatic, self indexing, carton sealers (carton sealers are by others). Sealed cartons are conveyed out of the dunnage and taping area, merged onto a live roller take away and accumulated before a saw-tooth merge, for induction to the sorter.

A "slapper line" for the fastest moving items is provided to pick full cases using labels directly applied to the top. Cases from this area are conveyed directly to the saw-tooth merge, as no dunnage or sealing is required. The pick labels, printed by the WMS system, will serve as both shipping label and sort destination identification.

Cartons and cases are sorted to one of 21 diverts. There is one divert for the UPS marshalling area. It will also serve as a "no read" line should a read error be encountered. The other 20 diverts serve individual shipping doors. Each divert is equipped with an accumulation conveyor at the sorter level, a decline belt and a gravity extendible loading conveyor. The system will verify successful diverts and provide case counts by sort lane for upload to the host system.

Picking waves, planned by the WMS, will utilize 10 of the 20 available doors at a time. Waves will alternate between every other door in order to keep transition times minimal, and to allow the truck loaders to staff according to volume. For a more detailed description of picking waves, see Rapistan Systems' Pick to Light Proposal #56-5879.


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

LIST OF MECHANICAL EQUIPMENT



                                      APPROX.                 SPEED
UNIT NO.          DESCRIPTION         LENGTH       WIDTH      (FPM)     MOTOR
--------          -----------         -------      -----      -----     -----
                                                                           >
                  COMMENTS

To be engineered


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999








                                                                              11
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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

LIST OF ELECTRICAL EQUIPMENT

Controls, motors, and other equipment supplied by Rapistan Systems will be designed to operate from a supply of 60 hertz, 3 phase power, at a nominal level of 480 volts, with a voltage variation not exceeding plus or minus 5% of nominal.

The following electrical equipment will be included:

     (3) Prewired, pretested electrical control cabinet, NEMA-12, with the following equipment mounted and wired to terminal blocks:
          3 Disconnect switch with flange mounted handle
          36 Group motor fuses
          3 Control transformer, 115 volt
          173 Starter(s), IEC, non-reversing
          24 Starter(s), IEC, reversing
          198 Motor protector, IEC
          18 Pushbutton(s), door mounted
          9 Indicating light(s), door mounted
          12 Relay(s) in enclosure for interlock
          2 Programmable controller
          89 Input and output modules with racks

The following electrical device(s) will be furnished loose and are to be mounted and wired in the field:

          198 Combination motor starter/disconnect(s)
          198 Motor disconnect switch(s)
          17 Warning horn(s)
          292 Photo control(s) with mounting bracket(s)
          29 Limit switch(s) with actuator(s)
          66 Emergency stop pull cord switch(s)
          7 Start/stop pushbutton station(s)
          29 Beacon(s)

The following computer hardware will be included for the RapidVIEW2 graphical systems monitor

          1 Deskpro EN M4300/CDS P2-350 64 MB 6.4GB 512K 24X NT 4.0
          1 Sutherland-Schultz PLC interface
          1 S700 17" Compaq 1600X1200 75 HZ
          1 USP APC SU700XLNET - 700VA (includes data cable)
          1 Iomega Jaz Internal 2GB Ultra SCSI Drive
          1 Microsoft Windows NT Resource Kit


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

LIST OF ELECTRICAL EQUIPMENT
CONTINUED


          1 DHX Drive/Win NTCyberlogics Driver for Sutherland Schultz
          1 Winzip
          1 Diskeeper
          1 Norton Anti-Virus
          1 Ghost Software
          1 Microsoft Office for NT
          1 PCAnywhere @ NT
          1 Laser Printer 11100XI
          1 Printer Cable
          1 US Robotics Sportswear 56k V90 External Voice FAX Modem
          1 10' Null Modem Cable DB25M - DB9F
          1 2-Port serial I/O board
          1 Soundblaster board
          1 Speaker, Pair
          1 3.5" diskettes (10-pack)
          1 Iomega 3 Pack 2 GB Tapes
          1 Printer paper
          1 Miscellaneous Connectors and Supplies
          1 Ice Station Environmental Enclosure with A/C (IS60)


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

LIST OF ELECTRICAL EQUIPMENT
CONTINUED


The following services will be included:

          1. Schematic wiring diagram
          2. Bill of materials
          3. Panel layout
          4. Physical equipment layout
          5. Sequence of Operations
          6. Field trip by engineer to commission
          7. Spare parts list
          8. Field wiring



NOTES: 1. Motor Voltage: 480 volt, 3 phase, 60 Hertz

       2.   Control Voltage: 115 volt, 1 phase, 60 Hertz

       3.   Field mounted control enclosures to be NEMA-12 or better.

       4. The control cabinet will be painted with a standard gray primer for the exterior with a white interior.


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

MECHANICAL INSTALLATION STANDARDS

General

The proper mechanical installation is vital for the equipment to operate as described in this Proposal. These installation standards show the importance that Rapistan Systems places on quality installation.


Installation Standards

1. General:

   The following standards, where applicable, will be used as guidelines by Rapistan Systems installation superintendents and Rapistan installation subcontractors.

2. Dimensional Reference Points:

   a. The path of each conveyor in the system will be determined by establishing a reference point at each end of the conveyor from which the centerline of the conveyor will be established. The practice of measuring from column line or building walls to each point of support will not be followed.

3. Level and Elevations:

   a. Conveyors will be installed in accordance with the elevations shown on the layout drawing(s).

   b. After the first elevation is established, the elevation of all other points will be related to this first point. The practice of dimensioning elevations from the floor at each point of support will not be followed. When the floor level changes significantly, such as the system going to an upper or lower floor, or into another building or room, a new elevation will be established from the floor at that point. This new elevation will then become the reference for subsequent elevations.

4. Standards for Floor Mounting:

   a. Anchoring will be accomplished by drilling into the floor and inserting a suitable anchor bolt.

    b. Intermediate stands will be anchored with 3/8" diameter minimum bolts--one in each support assembly.


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

MECHANICAL INSTALLATION STANDARDS
CONTINUED


    c. Support stands for drives will be anchored with 1/2" diameter bolts--two per support assembly and four per drive.

    d. Explosive type anchors will not be used. Adhesive rubberized belt mounting pads will be used only when specified.

5. Ceiling Supported Equipment:

    a.  Hanging procedures for concrete and masonry construction:

        (1)  Explosive type anchors will not be used.

        (2) Each hanger will be anchored with a minimum of four bolts, two per upright, using minimum 1/2" diameter bolts.

        (3) Anchoring will be accomplished by drilling into the concrete ceiling and inserting suitable bolt anchors.

        (4) Consistency of concrete must be considered and if soft spots are encountered, anchor heads of sufficient length to distribute the load will be used.

        (5) Anchoring to masonry walls will be accomplished by drilling through the wall and applying a through bolt with back-up plate(s) to which the wall bracket is fastened.

        (6) Equipment may be supported from concrete walls through suitable bolts and anchors or by bolting through the wall, if the condition of the wall or the degree of imposed load dictates.

    b.   Hanging Procedures for Open Building Steel:

        (1) Welding of auxiliary steel (stringers or headers) to building steel will be prohibited, unless otherwise approved Home Interiors.

        (2) Drilling and bolting to building steel will be done only with Home Interiors' written permission.


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

MECHANICAL INSTALLATION STANDARDS
CONTINUED


          (3) All vertical field welds will be accomplished through the "vertical up" method. Exception: Welding of light gauges (sheet metal).

          (4)  Horizontal stringers will be securely clamped to building steel.

          (5) Headers when used for short spans between building steel, such as between roof purlins, will be securely clamped to building steel. Headers when used between stringers may be welded to the stringers or suitable angle clips will connect the header to the stringer.

          (6) Support steel or wall brackets may be clamped to the columns either by clamping to the flanges or by clamping to the entire beam using through-bolts which will clamp suitable angles to opposite flanges of the building column.

6. Field Painting

    a. All exposed field steel, unless otherwise specified, will be touch painted to match the painted finish of the equipment. This includes hangers, headers, special supports, braces, etc.

    b. All painted equipment surfaces that have been damaged during the erection process will be touched up.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999


ELECTRICAL INSTALLATION STANDARDS

General

The proper electrical installation is vital for the equipment to operate as described in this Proposal. These installation standards show the importance that Rapistan Systems places on quality installation.


Installation Standards

1. General:

    a. The following standards, where applicable, will be used as guidelines by Rapistan Systems installation superintendents and Rapistan Systems installation subcontractors.

2. Electrical Codes:

    a. Electrical work will conform with the national, state and local electrical codes.

3. General Wiring Requirements:

    a.   Color of Insulation

          (1)  BLACK - Line, load and AC or DC circuits above 150 volts.
          (2)  RED- AC control circuits, 150 volts and lower.
          (3)  BLUE - DC control circuits, 150 volts and lower.
          (4) YELLOW - Interlock control circuits wired from external power source.
          (5) GREEN (with or without yellow strip) - Equipment grounding conductors.
          (6)  WHITE - Neutral circuit conductors.

     b.   Insulation for all wires will be 600 volt, unless otherwise specified.

     c.   Wire numbers will carry the same color consistently.

     d. All single conductor control wiring will be #14 THHN or THWN stranded wire, unless otherwise specified.

     e.   The minimum size motor wiring will be #12 THHN or THWN stranded wire.


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999


ELECTRICAL INSTALLATION STANDARDS
CONTINUED


     f. Field wiring entering a control cabinet or a control console will tie to a terminal strip. Likewise, internal components will also tie to a terminal strip. External wiring entering a control cabinet will be tie-wrapped and formed inside the control cabinet. (Terminal strip in control cabinets with Programmable Controllers may be located on controller I/O housings.)

4. Splicing Regulations:

     a. When three or less conductors are spliced, a "Scotchlock" or equivalent wire nut connector will be provided.

     b. Splices in junction boxes will be marked with "Brady" markers or an equivalent marker.

     c. Terminal connections at control devices or control centers will be marked with "Brady" markers or an equivalent marker.

     d.   Splices will not be allowed in conduit.

     e.   Splices are allowed in wireway and troughs if cover is removable.

5. Conduit Requirements:

     a.   Conduit will be thinwall EMT unless otherwise specified.

     b.   Conduit fittings will be compression type.

     c.   Conduit will be installed in a good workmanship like manner.

          (1) Conduits on or near conveyor equipment will be mounted clear from mechanical and electrical adjustable brackets, screws, etc.

          (2)  Conduit will not be attached to guard rails.

          (3) Conduit will normally run parallel or perpendicular to conveyor or building structure.


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HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

ELECTRICAL INSTALLATION STANDARDS
CONTINUED

          (4) Conduit will normally be exposed on the building structure or on conveyor equipment.

     d. Conduits entering a cabinet, console, junction box, or wireway will be provided with an insulated bushing.

6. Junction Boxes, Wireways, etc.:

     a. Junction boxes will be large enough to avoid pressure on splices and wire insulation when junction box is closed.

     b. Under normal conditions, a maximum of ten (10) splices will be allowed in a junction box. When more than ten (10) splices are necessary, terminal strips will be provided as required, or box size will be increased.

     c. Junction boxes, conduit fittings, termination boxes, and wireways will be general purpose, unless otherwise specified.

     d. Wireways are used for the ease of adding or deleting control wires when large numbers of control wires are required for complex control situations.

7. Miscellaneous Requirements:

     a. All limit switches, photo control units, motors, or any other device which may require movement or adjustment, will be attached with U.L. approved liquid-tight flexible conduit. Flexible conduit will not exceed 6'-0" in length and will provide for a minimum of 6" adjustment of control device in either direction from its original position.

     b. All photo eyes and limit switches will be bolted with hex bolts and hex nuts. Photos and limit switches will be aligned for proper operation.

     c. Control cabinets will be NEMA-12 dust tight cabinets, surface mounted, unless otherwise specified.

     d. Cutting, floor slotting, and holes drilled during the electrical installation will be properly patched.


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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

INSTALLATION COMMISSIONING

The Installation Commissioning of the equipment covered by this Proposal can best be defined as being the final adjustments and run in of the installed equipment required for its proper operation. The need for Installation Commissioning is inherent, since the individual components of equipment covered by this Proposal are installed together at the installation site to operate as a whole.

When the mechanical and/or electrical installation is included as part of this Proposal, Rapistan Systems will furnish the necessary Installation Commissioning for the portion of installation Rapistan Systems assumes. In those instances where Home Interiors furnishes the mechanical and/or electrical installation, Home Interiors will provide the Installation Commissioning for that portion of the installation.

During the commissioning phase, it is necessary to load the equipment with the materials to be handled, which provides the means of detecting those areas requiring adjustments. Home Interiors will provide the materials to be handled and the labor for loading and unloading the equipment during the commissioning phase.

The installation of this system includes the Acceptance Procedure as outlined on the following pages. The Installation Commissioning will be considered complete upon completion of the Acceptance Procedure.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

ACCEPTANCE PROCEDURE


PURPOSE: To demonstrate the conveyor system is installed and operates as described in this Proposal.


Rapistan Systems Activity Prior to Acceptance:

a. Verify that the equipment operates properly and all preliminary adjustments are complete.

b.   Verify that the equipment is installed in accordance with the drawings.

c. Notify Home Interiors five days prior to the planned Phase I Acceptance Procedure.


Home Interiors' Activity Prior to Acceptance:

a.   Provide qualified maintenance and operating personnel.

b. Provide the product specified in this Proposal in adequate quantities to conduct the Acceptance Procedure.

c. Provide an authorized representative to accept the portion of the equipment subject to the Acceptance Procedure.


Phase I - Equipment Acceptance:

a. Conducted under Rapistan Systems supervision with Home Interiors' designated personnel observing.

b.   Home Interiors will provide loading and removal of product, as required.

c. Requires the operation of each portion of the system for short time periods. A total time of eight hours is provided for Phase I.

d. Demonstrate the ability of each mechanical and electrical function to handle the product at the rates specified in this Proposal.

e. Demonstrate the ability of mechanical and electrical equipment to function in an integrated manner, as described in the "Description of Operation".

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

ACCEPTANCE PROCEDURE
CONTINUED


f. Items requiring additional work will be listed so that corrections can be made with minimal delay prior to starting Phase II.


Phase II - Operational Acceptance:

a. Conducted under actual or simulated working conditions with Home Interiors' supervision, operational and maintenance personnel operating the system.

b.   Duration: one day, single shift.

c. It should be recognized that during this acceptance phase, it is likely that adjustments will be required and malfunctions or failures may occur. Any defect in material or workmanship will be remedied by Rapistan Systems as expeditiously as possible without cost to Home Interiors.

d. It should be recognized that during this operational acceptance period, it may not be possible for the mechanized system to function at normal operating levels. This can be due to conditions beyond Rapistan Systems' control and related to the unavailability of product, skills of maintenance and operation people, or the status of supporting logistics. Such conditions will have to be taken into account in evaluating the Phase II results.

e. Rapistan Systems' Project Manager, or his designate, will be on site during this time for the purpose of monitoring results and to provide assistance as conditions dictate.


After completion of the Acceptance Procedure, Rapistan Systems' Project Manager will furnish to Home Interiors a letter which will indicate the following:

a.    The Acceptance Procedure has been completed.

b.    Confirmation of the start of the warranty period.

c.    Final payment requisition date.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PARAMETERS


GENERAL

1. Rapistan Systems' standard equipment will be furnished with a dark green powder coat or galvanized steel finish. Special fabricated equipment will be furnished with a dark green powder coat. Outside purchased equipment will be the manufacturer's standard finish.

2. Rapistan Systems will furnish the air schematic drawing(s) for air-operated devices. Rapistan Systems will furnish a properly sized air compressor for the proposed system and filter-regulator units as required.

3. Rapistan Systems will provide three sets of Operation and Maintenance Manuals for Home Interiors.

4. Rapistan Systems will provide one set of as-built system drawings upon completion of the project.

5. A recommended spare parts list for the equipment under this Proposal will be furnished to Home Interiors prior to Installation Commissioning. This will allow Home Interiors to select and purchase spare parts prior to start-up. This list will include the following:

     A.   Item number
     B.   Item description
     C.   Manufacturer
     D.   Part number
     E.   Price
     F.   Lead time
     G.   Recommended inventory quantity

6. Only those work stations, catwalks, platforms or crossovers specified in this Proposal are included.

7.   The equipment is designed to operate in one (1) direction only.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PARAMETERS
CONTINUED

GENERAL  (CONT.)



8. This Proposal is presented as a total package and, with the exception of any proposed options, must be purchased as such.

9. All conveyor widths indicated on the Mechanical Equipment List in this Proposal are overall widths (outside to outside of conveyor beds).

10. Rapistan Systems will provide drip pans under all motors furnished with gear reducers.

11. Home Interiors will approve Rapistan Systems drawings within two weeks after Rapistan Systems' submittal in order that the project schedule can be maintained without delay.

12. Manual assistance may be required to initiate and/or maintain the flow of product on gravity conveyor(s). It is understood that due to the inherent characteristics of gravity conveyor, free flow of product may not occur at all times.

13. Rapistan Systems in no event shall be liable for incidental or consequential damages (including loss of profits).

14. Side and Top Scanning Bar Code Specification: At this time no label sample has been provided by Home Interiors. The scanning system and related pricing for this Proposal is based on the following bar code criteria and system operational requirements.

     If these criteria cannot be met and the final label design varies from these criteria, scanning system hardware, software, controls and operational requirements may be affected which, in turn, may effect a change in the price.

     Labels will be placed on the side and top of the product.

     The bar code scanning equipment included in the scope of this Proposal is based on the following bar code label specifications:

     o    Up to 20 Digit Code 128 Subset C, Numeric

     o    Symbology that meets code 128 A.I.M. specification USS 128 standards.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PARAMETERS
CONTINUED

GENERAL  (CONT.)



     o Width of the narrow bar and space between bars to be a minimum of .020" (or 20 Mil).

     o    Wide to narrow bar ratio to be 2:1.

     o The label must be printed with a carbon based ink. Reflectance per A.I.M. specification 128 standards.

     o The code must be printed on the label blank to allow at least a 1/4" white zone around the entire perimeter of the bar code.

     o It is the Home Interiors' responsibility to place the label on the product in a manner that suits the application.

     In both side and top scanning applications, the label must be placed on the product so that the 1/4" white zone surrounding the "Bar Code" is completely visible to the scanner. For side scanning applications, the bar code must also be within the first 6" of the leading edge of the product and be in ladder orientation +/-15(Degree) from perpendicular to the conveying surface.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PARAMETERS
CONTINUED

SITE CONDITIONS

In order for Rapistan Systems to perform its work at the installation site, Home Interiors will provide:

1. The project coordination involving all contractors employed by Home Interiors, as required, to assure work is completed in accordance with the project schedule.

2. A work site to permit installation and operation of the equipment, as required by the Project Schedule.

3. A work site in a watertight condition and free of debris or obstructions other than those caused by Rapistan Systems.

4. A clear path for the ingress to and the egress from the installation site for Rapistan Systems personnel and equipment.

5. Unless otherwise agreed to, an open and clear area above and below the equipment to be installed overhead.

6. The necessary access roads and cleared dock areas suitable for receiving and unloading the equipment. Rapistan Systems will advise the approximate arrival time of delivery trucks.

7. A secure, safe, dry, convenient and adequate storage area for Rapistan Systems equipment, tools, and materials used on the site. Adequate working space will also be provided for Rapistan Systems' installation crew.

8.   All necessary federal, state, and local government licenses or permits.

9. Suitable lunchroom and lavatory facilities for Rapistan Systems' installation crew while on the job site.

10. Suitable electric service, lighting, compressed air, water, and heat as may be required for installation, test, and operation of the equipment. Voltage supplies may not vary more than plus or minus 8% during installation and may not vary more than plus or minus 5% for permanent power. The frequency variation may not exceed plus or minus 1% at all times. Electrical service of 110V, 20 amperes on 100 foot centers and 460V, 3 phase, 100 amperes on 200 foot centers will be required for installation tools. The minimum lighting requirement

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PARAMETERS
CONTINUED


SITE CONDITIONS  (CONT.)

     shall be not less than 10 foot candles as measured at the location where the work is actually performed.

11. A building with adequate structural strength to support the load of the equipment, materials being handled, guarding, and all other loads being imposed upon the structure in accordance with all applicable federal, state and local laws, codes and regulations.

12. Any building alterations, removal of obstructions, enclosures, floor openings, wall openings, fire doors and similar requirements in accordance with all applicable federal, state and local laws, codes and regulations.

13. Excavations, drainage, piling, foundations, masonry and concrete work, concrete lining, steel and other building materials necessary to the installation of the equipment.

14. All area guarding necessary to protect personnel and conveyor equipment, i.e. warning signs, hand rails, barriers, netting, floor markings, etc.

15.  Guarding to protect the equipment from damage by fork trucks.

16. Any mechanical and electrical interface with peripheral equipment, process control, or process supplies, not specifically included in this Proposal.

17. An electrical power supply line within 10'-0" from each control cabinet furnished by Rapistan Systems.

18. The product for running and testing the conveyor equipment during the installation period. Also, Home Interiors will have fork truck and personnel available, as required, to bring product from its final destination back to its loading point during the installation testing phase.

19. Appropriate operational and maintenance personnel to receive on-the-job operational and maintenance instructions from Rapistan Systems prior to completion of the work required by this Proposal.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PARAMETERS
CONTINUED

SITE CONDITIONS  (CONT.)

20. Full service maintenance of the equipment commencing with Home Interiors' operation of the equipment or any part thereof.

21. All equipment and services required of Home Interiors under this Proposal in a timely manner and in accordance with the Project Schedule so that Rapistan Systems can commission the equipment without delay. Any delays could cause an escalation to the contract price and/or a delay to the Project Schedule.

22. Suitable devices for the safe maintenance servicing of elevated equipment where catwalks, mezzanines or similar means of access are not provided. These devices could include man lifts, platform ladders or similar devices.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PARAMETERS
CONTINUED


MECHANICAL AND ELECTRICAL INSTALLATION

1. The mechanical installation of the conveyor equipment will be provided by Rapistan Systems.

2. The field wiring installation of the conveyor equipment will be provided by Rapistan Systems.

3. Installation is based on utilizing non-union labor on a straight time, first shift basis, with work occurring during normal working hours (8 am to 5 pm), Monday through Friday, excluding holidays.

4. Rapistan Systems will receive, unload and move the equipment to the assigned storage area. Rapistan Systems will move equipment from storage to the installation area.

5. Home Interiors will permit Rapistan Systems and/or Rapistan Systems subcontractors to burn and weld at the installation site.

6. The installation is to be performed in accordance with the Project Schedule. Any change in the Project Schedule may involve an adjustment to the contract price.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

CLARIFICATIONS

1. This proposal is based on the ability to ceiling hang certain conveyor sections. Rapistan Systems will provide point load drawings for all ceiling hung conveyor. It is Home Interiors' responsibility to obtain all necessary permits and approvals. If the existing ceiling structure is found to be inadequate to support conveyor loading, alternate support methods may require a change to the contract price.

2. No seismic approvals or permits are included in this proposal. Permits will be provide by Rapistan on a time and material basis.

3. This proposal includes conveyor for pick modules only. Rack structure, decking and flow tracks must be purchased separately.

4. It is Home Interiors' responsibility to provide 460V, 3-phase, 60 Hz power with isolated ground connection from the power source to within 10 feet of Rapistan control cabinets. Rapistan will provide wiring from our control panels to all field devices.

5. Direct dial, analog telephone lines, at locations specified by Rapistan Systems, will be required for modem startup and troubleshooting assistance. Alternate voice lines are recommended for troubleshooting and diagnostic purposes.

6. All automatic scanners, required for zone routing cartons within the pick modules, are included in this proposal.

7. An air compressor, sized appropriately for the proposed conveyor system, backup compressor and all required air piping, is included in this proposal.

8. Safety netting has been provided under conveyor sections between the pick modules and dunnage area for protection against falling product. Once the cartons have been sealed, it is assumed that conveyor guardrail will provide adequate protection.

9.   Highway fork truck guarding is not provided in this proposal.

10. Dunnage stations will consist of a gravity gate for personnel access and a ball transfer table for product handling. Any required computer stations, empty carton shelving or materials storage must be provided by others.

11. Communication to the WMS, via ethernet connection, will be the responsibility of Home Interiors.

12.  Tapers to be purchased by others will have self metering devices.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

YEAR 2000 READINESS DISCLOSURE

The Rapistan manufactured software and hardware provided to Home Interiors, along with all integrated third party certified software and hardware, for this project is designed to be used prior to, during, and after the calendar year 2000 A.D. and will operate during each such time period without error relating to date data. This system, when used in conjunction with other information technology systems, will accurately process date data provided the other systems also furnish Year 2000 Compliant date data.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

POST ORDER SERVICES



SYSTEMS ENGINEERING DESIGN COORDINATION- A detailed system Project Schedule Matrix will be prepared immediately upon signing of the Agreement. This matrix outlines the required activities and the expected timing related to the activities.

PROJECT MANAGEMENT- A Rapistan Systems project manager will be assigned to this project and will maintain close liaison with Home Interiors' representative(s). The success of the proposed system is dependent upon close cooperation in the areas of system requirements, design, and project implementation.

SYSTEM START-UP: Rapistan Systems will supply adequate personnel for commissioning the system prior to system start-up with operational and maintenance training taking place during this period.

SYSTEM MAINTENANCE- Operation and Maintenance Manuals will be provided and will include part identification, recommended spare parts lists, safety precautions and recommended maintenance procedures.

INSTALLATION COMMISSIONING AND THE SYSTEM ACCEPTANCE PROCEDURE- The Installation Commissioning and System Acceptance Procedure will be performed on a planned and scheduled basis as described within this Proposal.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

MUTUAL COMMITMENT TO SAFETY



It is recognized that accidents can be reduced by following safe practices in the design, construction, installation, operation, and maintenance of the equipment. Therefore, in a mutual effort to minimize the possibility of accidents, the parties agree as follows:

1. Rapistan Systems will furnish equipment designed, manufactured and installed under the guidance of the appropriate ANSI/ASME Standards. Likewise, Home Interiors will apply appropriate ANSI/ASME Standards as they incorporate user instructions into their operations, and will enforce these operating standards and instructions. In particular, Home Interiors will place into standard operating procedure those instructions contained within those Conveyor Safety Guidelines and Principles, Form 5100 (1990), which Rapistan Systems will supply.

2. When Rapistan Systems provides on-site installation services, Rapistan Systems will provide operational and maintenance instructions and training prior to the completion of Installation Commissioning. Home Interiors will provide the appropriate operational and maintenance personnel for such instruction and training. Also, Home Interiors will retain a record of attendees.

3. Rapistan Systems will provide written instructions relating to the safe use of the equipment. These materials will include such items as manuals, safety instructions, posters, user instructions, etc. Home Interiors will make such instructions available on a continuous basis to its operational and maintenance personnel.

4. Home Interiors will periodically conduct safety programs, as required, to keep its operational and maintenance personnel, including new hires, constantly knowledgeable with respect to the safe use of the equipment.

5. Home Interiors will maintain a dress code which requires all personnel around the equipment to wear hair protection (or short hair), snug fitting clothes and heavy duty work shoes. The wearing of tennis shoes, baggy cuffs, neckties, jewelry and similar apparel will not be permitted. Hard hats will be worn where personnel could be subjected to injury because of obstructions or falling objects.

6. Home Interiors will provide man lifts, platforms or similar devices for the safe maintenance servicing of elevated equipment where catwalks, platforms or similar means of access are not provided.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

AN IMPORTANT NOTE TO HOME INTERIORS

OSHA LOCKOUT/TAGOUT RULES




On August 28, 1989, the U.S. Department of Labor amended the Occupational Safety and Health Standards to incorporate lockout/tagout requirements. This new standard applies to most employers and covers, among other things, "the servicing and maintenance of machines and equipment in which the unexpected energization or start-up of the machines or equipment ... could cause injury to employees." The standard states that servicing and maintenance covers various workplace activities including "lubrication, cleaning or unjamming of machines or equipment ... where the employee may be exposed to the unexpected energization or start-up of the equipment."

In Rapistan Systems' opinion, this standard applies to most workplaces utilizing powered conveyor. Rapistan Systems is bringing this to the attention of Home Interiors in the event Home Interiors is not aware of the standard. Rapistan Systems urges Home Interiors to review the applicability and requirements of the standard with respect to Home Interiors' facilities. In general, the standard requires employers to establish an ongoing program of control procedures and employee training (regardless of training provided by the equipment vendor at the time of sale) to ensure that equipment is rendered inoperative before any servicing or maintenance is performed.

The referenced standard may be found at 29 CFR Part 1910, Section 1910.147; it was published in the Federal Register, Volume 54, No. 169 on September 1, 1989. Also, copies may be requested from the Rapistan Systems Contracts Administration Department.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

Another Rapistan Systems Service...


                        RAPISTAN SYSTEMS CUSTOMER SERVICE

                         SOFTWARE AND PARTS AND SERVICE

                              CALL: (800) 530-9153

                        (24 HOURS A DAY - 7 DAYS A WEEK)


                                    WARRANTY

For Warranty of Rapistan Systems supplied Computer Hardware/Software, refer to General Terms and Conditions (Exhibit A), Item #2.

                                EMERGENCY SERVICE

Our Emergency Service is designed to give you special assistance 7 Days a week. Your call will be promptly handled by experienced technicians who will attempt to quickly resolve the problem through phone discussion. In the event the problem cannot be resolved over the phone, your authorization is all that is necessary for the prompt dispatch of our personnel to your site.

Rapistan Systems warranties any contractually delivered software to be free from defects in workmanship for a period of one year, starting from the point of The Customer Corporation acceptance or the start of beneficial usage, whichever occurs first. Should any problems arise, Rapistan Systems will address them in a timely manner, either by telephone and modem, or by physical presence on site.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

SOFTWARE WARRANTY AND SOFTWARE EMERGENCY SERVICE

For Warranty of Software and Software Emergency Service supplied by Rapistan Systems, refer to the General Terms and Conditions (Exhibit A), Item # 2.

Computer Hardware Warranty

For computer equipment supplied by Rapistan Systems, Rapistan Systems supplies a one year computer hardware service warranty. This warranty covers computer hardware for a period of one year from the date of the start of the warranty period. This warranty only covers the Rapistan Systems provided computer hardware identified above in this Description of Operation. The computer equipment specified is suited for an environmentally controlled office environment and unless the environmental enclosure option is selected, this warranty is null and void for failures which are attributed to the environment they are located within. The computer hardware service warranty covers next-business day response to problems, from 8 a.m. - 5 p.m. Eastern Standard Time, Monday through Friday.

Rapistan Systems does not warrant and is not responsible for any equipment warranties for computer equipment supplied by The Customer Corporation and used in the Rapistan Systems system. The Customer Corporation will be responsible for all equipment warranties under those circumstances, including any equipment problems detected while the equipment is being used for development at Rapistan Systems.

Extended Computer Hardware Service Warranty Option

You may purchase an extended computer hardware service warranty to extend your warranty period past the one year that Rapistan Systems provides. The extended warranty is available for the computer hardware and selected equipment supplied by Rapistan Systems. This provides the Customer the ability to have the computer hardware and selected equipment warranted for additional year(s) after expiration of the one year of standard computer hardware warranty provided by Rapistan Systems.

As in the standard computer hardware service warranty, this warranty option only covers the Rapistan Systems provided computer hardware identified above in this Description of Operation.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

SCHEDULE

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PRICING:


The price for the performance of Rapistan Systems work described in this Proposal is as follows:



Mechanical equipment..............................................$2,606,206.00
Project management & engineering....................................$212,243.00
Electrical controls & engineering...................................$740,563.00
Mechanical installation.............................................$667,780.00
Electrical installation.............................................$474,428.00
Freight............................................................ $136,250.00


        BASE SYSTEM PRICE.........................................$4,837,470.00

Option 1: RapidVIEW(2) - Maintenance database serves as a centralized system to organize facility maintenance and spare parts inventory. See appendix "D" for further details...........................$35,685.00

          Accept____________________              Decline__________X___________

Option 2: Additional RapidVIEW(2) workstation, with environmental enclosure
        .............................................................$14,935.00

          Accept____________________              Decline___________X__________

Option 3:  Deduct to remove two (2) downlines to shipping doors....($48,020.00)
           Includes engineering, equipment, installation and freight.

          Accept__________X__________             Decline__________X___________

Option 4: Deduct to remove spiral belt curves and replace with
               Decline belts.......................................($45,640.00)

          Accept____________________              Decline__________X___________

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PRICING (CONT'D):



Option 5: Deduct to relocate last shipping downline and shorten sorter and platform approximately 15'.............................. ($27,423.00)

          Accept________X___________               Decline_____________________

Option 6: Deduct to remove (2) RS200 divert
          modules..................................................($41,570.00)

          Accept________X___________               Decline_____________________

Option 7: Add critical spare parts for conveyor system..............$100,000.00

          Accept________X___________               Decline_____________________

Option 8: Deduct Rapistan Systems discount if all three projects are purchased
          .........................................................($52,750.00)

          Accept________X___________               Decline_____________________



CONVEYOR SYSTEM PRICE.............................................$4,767,707.00

    Estimated Taxes at 8.25%........................................$393,336.00

TOTAL CONVEYOR INVESTMENT.........................................$5,161,043.00

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

PAYMENT TERMS:

Rapistan Systems agrees to submit invoices and Home Interiors agrees to pay invoices in accordance with the terms and conditions of the agreement and the invoice and payment schedule shown below. All payments shall be made at the address indicated on Rapistan Systems' invoice.

A late payment charge of prime plus two percent will be added to any amount not received by Rapistan Systems on or before the invoice payment date indicated on the payment schedule. Where this rate exceeds a maximum rate permitted by applicable law, the permissible rate will apply.

In connection with Rapistan Systems' obligation to install the Equipment, the final invoice, per the invoice and payment schedule, may be held as retainer. Home Interiors will pay the retainer amount within 15 days after Rapistan Systems' completion of the installation, testing of the equipment, acceptance of the equipment and goods by Purchaser, and delivery to Purchaser of (a) duly executed unconditional waivers of mechanics' and materialmens' liens from Rapistan Systems and every supplier of work, material, goods or services in connection with the equipment, (b) originals of any and all warranties associated with the equipment and goods, (c) originals of any and all user guides and manuals and owner's manuals associated with the equipment and goods, and (d) an affidavit of Rapistan Systems listing all persons who supplied, manufactured, and/or installed the equipment and goods (collectively, "Installation Commissioning"). However, should there be a dispute about the completion of the Installation Commissioning, then Home Interiors shall inform Rapistan Systems of any claimed defects in the Equipment and the amount necessary to correct claimed defects will be mutually determined in writing. Home Interiors will then pay the final invoice less the determined amount. Home Interiors will pay the remaining retainer upon correction by Rapistan Systems of any defects in the Equipment as mutually determined.

HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999

Invoices and payment will be forwarded to provide for receipt by the appropriate party on the date shown.


                                                                                   DATE PAYMENT
                                             INVOICE                               RECEIVED BY
  INVOICE DATE   INVOICE DESCRIPTION          VALUE       AMOUNT                 RAPISTAN SYSTEMS
  ------------   -------------------          -----    -------------       ----------------------------
    12-17-99     Down Payment                  25%    $1,191,927.00       Upon Written Notification to
                                                                                     proceed
    01-01-00     Engineering Complete
                      All Equipment In Mfg.    15%    $  715,156.00                Net 15 days
    02-01-00     Equipment Shipped             20%    $  953,540.00                Net 15 days
    03-01-00     Progressive Billing           10%    $  476,771.00                Net 15 days
    04-01-00     Progressive Billing           10%    $  476,771.00                Net 15 days
    05-01-00     Installation Complete         10%    $  476,771.00                Net 15 days
    06-01-00     Retainer                      10%    $  476,771.00       Net 15 days after Installation
                                                      -------------               Commissioning
                 TOTAL                                $4,767,707.00

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


HOME INTERIORS                                                 [RAPISTAN SYSTEM]
56-5738 Rev. B
December 14, 1999






This Sales Agreement, hereinafter called "Agreement", made by and between Home Interiors & Gifts, Inc., 4550 Spring Valley Road, Dallas, TX 75244, hereinafter called "Home Interiors" and Mannesmann Dematic Rapistan Corp., 8600 W. Royal Lane, Suite 100 A, Irving, TX 75063, hereinafter called "Rapistan Systems", constitutes Agreement of the parties as follows:

     1. Rapistan Systems agrees to sell to Home Interiors and Home Interiors agrees to purchase from Rapistan Systems, the equipment and any services described in Rapistan Systems Proposal No. 56-5738 Rev. B, dated December 14, 1999, Tabs 1 through 9 and pages 1 through 59 for the price set forth in the Proposal and on the terms and conditions of Exhibit A.

     2. This Agreement constitutes the entire agreement between the parties and no oral or other representation shall prevail, notwithstanding any other terms and conditions of any order submitted by Home Interiors. Any changes, modifications, or additions to this Agreement are binding and enforceable only if made in writing and signed by both parties.






Approved and Executed By:

HOME INTERIORS & GIFTS, INC.          MANNESMANN DEMATIC RAPISTAN CORP.


/s/ BETTINA SIMMON                    /s/ ROYAL SMITH
-------------------------------       --------------------------------
Signature                             Signature

Vice President, General Counsel
& Secretary                            General Manager
-------------------------------       --------------------------------
Title                                 Title

December 15, 1999                      December 15, 1999
-------------------------------       --------------------------------
Date                                  Date


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